UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2011

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

WASHINGTON	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BSQUARE CORPORATION

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2011, and effective as of January 1, 2011, BSQUARE Corporation (the “Company”) entered into Amendment No. 3 (the “Amendment”) to Statement of Work No. 3 (“SOW3”) under the Hardware Design and Systems Integration Services Global Terms and Conditions and related Statements of Work with the Ford Motor Company (“Ford”) dated as of December 30, 2009, as amended (the “Agreement”). SOW3 was entered into between the Company and Ford on June 29, 2010, and subsequently amended by Amendment No. 1 and Amendment No. 2, both effective as of September 30, 2010.

Under SOW3, Ford had previously committed to pay for, and the Company had previously agreed to provide, a defined set of Company personnel resources for varying periods of time, twenty of whom were committed for a one-year period expiring on June 24, 2011. This Amendment adds twenty additional Company personnel for a one-year period beginning January 1, 2011, amends some of the named personnel resources in the twenty resources previously committed through June 24, 2011, and extends these twenty resources through December 30, 2011, rather than June 24, 2011.

Under the Amendment, Ford agreed to pay the Company a minimum of $9,270,520 for the forty personnel that it committed to in the Amendment for the period from January 1, 2011 through December 30, 2011. Twenty of these personnel were previously contracted through June 24, 2011, which commitment is restated in the Amendment. This minimum fee excludes certain contingent amounts, such as overtime and expenses that may be approved by Ford.

A copy of the Company’s press release relating to the Amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of BSQUARE Corporation, dated February 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Dated: February 9, 2011	By:	/s/ Scott C. Mahan
Scott C. Mahan
Vice President, Finance & Operations
and Chief Financial Officer